                         (Form of Face of Certificate)
                       WALNUT EQUIPMENT LEASING CO., INC.

                      FIXED TERM SENIOR THRIFT CERTIFICATE

CERTIFICATE NO.                                        ISSUE DATE
                                                       MATURITY DATE
                                                       RATE OF INTEREST


    Walnut Equipment Leasing Co., Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


, or its registered assigns, the principal sum of


                  after the date hereof and to pay or, at the election of the
Holder named above, accrue interest thereon at the rate of          % per
annum, with interest to be paid or accrued monthly on the 10th calendar day of the month for the prior month or part thereof, until the principal hereof and any accumulated interest, if any, is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the registered Holder of this Thrift Certificate (or one or more Predecessor Thrift Certificates, as defined in such Indenture) at the close of business on the Regular Record Date for such interest payment, which shall be the fifteenth of the preceding month (whether or not a Business day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the registered Holder of this Thrift Certificate (or one or more predecessor Thrift Certificates) at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Thrift Certificates not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Thrift Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Thrift Certificate will be made at the office or agency of the Company maintained for that purpose in the Commonwealth of Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the registered Holder entitled thereto as such address shall appear in the Thrift Certificate Register.
    Reference is hereby made to the further provisions of this Thrift Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Thrift Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this Thrift Certificate to be duly executed under its corporate seal.


This is one of the Certificates        WALNUT EQUIPMENT LEASING CO., INC.
referred to in the within-mentioned
indenture.                             Dated:
SUMMIT BANK (successor by merger to
First Valley Bank) as Trustee


By:--------------------------------    By:-------------------------------------
                 Authorized Officer                                   President


SEAL                                   Attest:---------------------------------
                                                                      Secretary





!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

- -------------------------------------------------------------------------------
        (NAME AND ADDRESS OF TRANSFEREE MUST BE PRINTED OR TYPEWRITTEN)


    the within Thrift Certificate of WALNUT EQUIPMENT LEASING CO., INC., and hereby constitutes and appoints --------------------------------------------------------- Attorney
    to transfer the same on the books of said Company.

    Dated:-------------------------------       -------------------------------

    WITNESS:-----------------------------

!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

                        (Form of Reverse of Certificate)
                       WALNUT EQUIPMENT LEASING CO., INC.

                      FIXED TERM SENIOR THRIFT CERTIFICATE


    This Thrift Certificate is one of a duly authorized issue of Thrift Certificates of the Company (herein called the "Thrift Certificate") issued and to be issued under an Indenture dated as of August xx, 1996 (herein called the "Indenture") supplemental to an indenture dated as of October 7, 1987, as supplemented September 13, 1989, September 20, 1988, August 17, 1990, August 14, 1992, and August 23, 1994 between the Company and Summit Bank (successor by merger to First Valley Bank) of Bethlehem, Pennsylvania, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Thrift Certificates, and for the terms upon which the Thrift Certificates are, and are to be, authenticated and delivered.

    The Thrift Certificates are subject to redemption by the Company at any time upon not less than 60 days notice by mail or such period as directed by Company Order, at a Redemption Price equal to their principal amount, together with accrued interest to the Redemption Date (but interest installments whose Stated Maturity is on the Redemption Date will be payable to the holders of such Thrift Certificate, or one or more Predecessor Thrift Certificates, of record at the close of business on the relevant Record Date referred to on the face hereof), all as provided in the Indenture.
    In the event of redemption of this Thrift Certificate in part only, this Thrift Certificate shall be reissued for the unredeemed portion hereof in the name of the holder hereof under the same terms and conditions contained herein, and the Company shall make such necessary entry or entries on its books of record to record any partial redemption hereof.
    If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Thrift Certificates may be declared due and payable in the manner and with the effect provided in the Indenture.
    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holder of the Thrift Certificates under the Indenture at any time by the Company and the Trustee. No such amendment, without the consent of each of the holders of the aggregate principal amount of the Thrift Certificates at the time Outstanding, as defined in the Indenture, shall reduce the principal amount of or interest on any Thrift Certificate, change the maturity date of the principal, the interest payment dates or other terms of payment, reduce the percentage of holders necessary to modify or alter the Indenture, or waive any default under the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Thrift Certificates at the time Outstanding, as defined in the Indenture, on behalf of the holders of all the Thrift Certificates, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Thrift Certificate shall be conclusive and binding upon such Holder and upon all future Holders of this Thrift Certificate and of any Thrift Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waivers is made upon this Thrift Certificate.
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

    No reference herein to the Indenture and no provision of this Thrift Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Thrift Certificate at the times, places and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, this Thrift Certificate is transferable on the Thrift Certificate Register of the Company, upon surrender of this Thrift Certificate for registration of transfer at the office or agency of the Company in the Commonwealth of Pennsylvania, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Thrift Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Thrift Certificates of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
    The Thrift Certificates are issuable only in registered form without coupons in a minimum denomination of $100 and any additional amount as approved by the Company. As provided in the Indenture and subject to certain limitations therein set forth, Thrift Certificates are exchangeable for a like aggregate principal amount of Thrift Certificates of a different authorized denomination, as requested by the Holder surrendering the same.
    The Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Thrift Certificate is registered as the owner hereof for all purposes, whether or not this Thrift Certificate is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
    The Holder, at his option, shall have the right to earlier or partial payment of the principal and accrued interest herein by the Company. A service charge or penalty may be made for any such election, as set forth in the Indenture.
    If, after its Maturity Date, this Thrift Certificate is not presented for payment by the Holder, and if the Company does not tender payment to the holder, this Thrift Certificate shall be automatically converted into a Demand Senior Thrift Certificate and the rate and other terms shall be as set forth in the Indenture with respect to such Thrift Certificate. Prior to the maturity dates, the Holder may, at his election, request an extension of the terms and conditions herein for a like period, and interest shall continue to accrue and be payable from the first day of such extended period. This Thrift Certificate, as extended, will continue in all of its provisions except that the interest rate payable during any extended terms shall be the interest rate being offered by the Company as of this Thrift Certificate's maturity on newly issued Thrift Certificates of like term.